United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2019

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois  60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market
Preferred Securities of Old Second Capital Trust I	OSBCP	The Nasdaq Stock Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 21, 2019, at the Old Second Bancorp, Inc. (the “Company”) annual meeting of stockholders (the “Annual Meeting”), the stockholders approved the Old Second Bancorp, Inc. 2019 Equity Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors subject to stockholder approval. A description of the terms and conditions of the Plan is included in the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on April 19, 2019 (the “Definitive Proxy Statement”), which description is incorporated herein by reference.  The summary of the Plan set forth in the Definitive Proxy Statement is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A to the Definitive Proxy Statement and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 21, 2019, the Company held its Annual Meeting. Of the 29,895,022 shares of common stock eligible to vote at the Annual Meeting,  27,697,697 shares were represented in person or by proxy, representing approximately 92.64% of the outstanding shares. At the Annual Meeting, the common stockholders elected Messrs. Edward Bonifas,  Gary Collins,  William B. Skoglund and Duane Suits as Class III directors to serve a term expiring in 2022, and voted on of the six additional proposals listed below. Further detail on each of the matters voted on by the common stockholders is available in the Company’s Definitive Proxy Statement.

The final results of voting on each of the matters submitted to a vote of common stockholders during the Annual Meeting are as follows:

1)	Election of four Class III directors to serve a three-year term expiring 2022 and until their respective successors are duly elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Edward Bonifas	22,511,028	1,788,804	137,379	5,457,811
Gary Collins	23,313,190	974,014	150,007	5,457,811
William B. Skoglund	22,368,673	1,933,345	138,193	5,454,811
Duane Suits	23,103,010	1,191,154	143,048	5,457,810

2)	A non-binding, advisory vote, to approve the compensation of our named executive officers (the “say-on-pay” vote):

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,796,638	438,104	202,473	5,457,807

3)	A non-binding, advisory vote, on the frequency of future say-on-pay votes:

Every Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
21,277,939	1,274,697	1,675,895	208,683	5,457,808

Consistent with the recommendation of the Board of Directors of the Company as set forth in the Company’s Definitive Proxy Statement for the Annual Meeting and the vote of the stockholders at the Annual Meeting, the Board of Directors has determined to include an advisory stockholder vote on executive compensation in the Company’s proxy materials every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder votes on executive compensation.

4)	A proposal to approve the Old Second Bancorp, Inc. 2019 Equity Incentive Plan:

6,814,346
Votes For	Votes Against	Abstentions	Broker Non-Votes
22,389,772	1,834,956	212,484	5,457,810

5)	A proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the mandatory retirement age for directors:

6,814,346
Votes For	Votes Against	Abstentions	Broker Non-Votes
26,502,842	1,020,750	174,100	2,197,330

6)	A proposal to ratify Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ended December 31, 2019:

6,814,346
Votes For	Votes Against	Abstentions	Broker Non-Votes
27,444,559	89,763	163,375	2,197,325

7)

A proposal to approve a proposal to adjourn, postpone or continue the meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Plan or the amendment to our certificate of incorporation eliminating the mandatory retirement age for directors, or if a quorum is not present at the time of the Annual Meeting, in order to solicit additional proxies:

6,814,346
Votes For	Votes Against	Abstentions	Broker Non-Votes
25,655,286	1,856,801	185,606	2,197,329

Item 8.01. Other Events

At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to eliminate the mandatory retirement age for directors.

The amendment to the Company’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 21, 2019 and is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amendment to Old Second Bancorp, Inc.’s Restated Certificate of Incorporation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/
OLD SECOND BANCORP, INC.

Dated: May 22, 2019	By:	/s/ Bradley S. Adams
Bradley S. Adams
Executive Vice President
and Chief Financial Officer